NorthWestern Reports 2012 Financial Results
February 14, 2013

NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Travis Meyer (605) 978-2967 travis.meyer@northwestern.com

NORTHWESTERN REPORTS 2012 FINANCIAL RESULTS

Reports diluted earnings per share of $2.66 for 2012
Guidance for 2013 of $2.40 - $2.55 per diluted share
Increased the quarterly dividend to $0.38 per share, payable March 31, 2013

SIOUX FALLS, S.D. - February 14, 2013 - NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the year ended December 31, 2012. Net income was $98.4 million, or $2.66 per diluted share, for the year ended December 31, 2012, compared with net income of $92.6 million, or $2.53 per diluted share, for the year ended December 31, 2011.

“Our net income and cash flows from operations improved in 2012, compared with 2011.  Those results were driven by higher gross margin, primarily due to a favorable arbitration decision, partially offset by higher operating expenses, an impairment charge related to our decision to shelve the Mountain States Transmission Intertie (MSTI) project and higher income taxes,” said Bob Rowe, Chief Executive Officer.  “Our continued focus is to remain committed to funding our distribution system infrastructure project and transmission infrastructure improvements while we seek additional regulated energy supply resources to provide our customers long-term price stability and resource adequacy.”

NorthWestern Reports 2012 Financial Results
February 14, 2013

Annual Summary Financial Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Total Revenues	$280,773	$283,209	$1,070,342	$1,117,316
Cost of Sales	67,550	124,036	395,434	494,559
Gross Margin	213,223	159,173	674,908	622,757
Operating Expenses
Operating, general and administrative	74,241	63,906	269,966	267,160
Mountain States Transmission Intertie impairment	—	—	24,039	—
Property and other taxes	23,279	20,571	97,674	89,122
Depreciation	26,680	25,364	106,044	100,926
Total Operating Expenses	124,200	109,841	497,723	457,208
Operating Income	89,023	49,332	177,185	165,549
Interest Expense, net	(15,464)	(16,122)	(65,062)	(66,859)
Other Income	1,238	1,674	4,372	3,931
Income Before Income Taxes	74,797	34,884	116,495	102,621
Income Tax Expense	(16,100)	(768)	(18,089)	(10,065)
Net Income	$58,697	$34,116	$98,406	$92,556
Average Common Shares Outstanding	37,218	36,271	36,847	36,258
Basic Earnings per Average Common Share	$1.58	$0.94	$2.67	$2.55
Diluted Earnings per Average Common Share	$1.57	$0.93	$2.66	$2.53
Dividends Declared per Average Common Share	$0.37	$0.36	$1.48	$1.44

Significant items during 2012

•	Improvement in net income of approximately $5.9 million as compared with 2011, due primarily to:

◦	Higher gross margin of $52.2 million, largely due to a $47.9 million pre-tax gain associated with a favorable arbitration decision;

◦	Higher operating expenses of $40.5 million, primarily due to:

▪
a charge of approximately $24.0 million in the third quarter of 2012 for the impairment of substantially all of the capitalized preliminary survey and investigative costs associated with the MSTI project; and

▪	higher other operating expenses of $16.5 million, primarily related to property taxes and depreciation;

◦	a reduction of interest expense of $1.8 million due to lower rates on debt outstanding and higher capitalization of accumulated funds used during construction on projects; and

◦	higher income tax expense of $8.0 million.

•	Purchased and placed into service the 40 MW Spion Kop wind project in Montana for approximately $84 million.

•	Received approval from the MPSC to include our Battle Creek production assets in natural gas rate base.

•	Purchased natural gas production interests in northern Montana's Bear Paw Basin for approximately $19 million.

•	Successfully accessed the capital markets to fund growth projects and extend debt maturities by:

◦
Entering into an equity distribution agreement with UBS Securities LLC. Under this agreement we have received net proceeds of approximately $28.5 million from the sale of 815,416 common shares, after commissions and other fees; and

NorthWestern Reports 2012 Financial Results
February 14, 2013

◦	Issuing $90 million of first mortgage bonds at 4.15% and $60 million of first mortgage bonds at 4.30%, maturing in 2042 and 2052, respectively.

Summary Financial Results
The following table reconciles the primary changes from 2011 to 2012:

	Year Ended
	Pre-tax	Net	EPS
	Income	Income(1)	Diluted

2011 reported	$102.6	$92.6	$2.53

Gross Margin
Gain on qualifying facility arbitration	47.9	29.5	0.79
DSM lost revenues	5.9	3.6	0.10
Montana property tax tracker	4.0	2.5	0.07
Gas production	3.3	2.0	0.05
Transmission capacity	2.3	1.4	0.04
South Dakota natural gas rate increase	1.7	1.0	0.03
Natural gas retail volumes	(5.5)	(3.4)	(0.09)
Electric retail volumes	(1.5)	(0.9)	(0.02)
DGGS revenues	(3.8)	(2.3)	(0.06)
Operating expenses recovered in trackers	(1.3)	(0.8)	(0.02)
Other	(0.8)	(0.5)	(0.01)
Subtotal - Gross Margin	52.2	32.1	0.88
OG&A Expense
Legal and professional fees	(3.9)	(2.4)	(0.06)
Employee benefits and labor	(2.8)	(1.7)	(0.05)
Plant operator costs	1.9	1.2	0.03
Nonemployee directors deferred compensation	1.7	1.0	0.03
Operating expenses recovered in trackers	1.3	0.8	0.02
Other	(1.0)	(0.6)	(0.02)
Subtotal - OG&A Expense	(2.8)	(1.7)	(0.05)
Other
MSTI impairment	(24.0)	(14.8)	(0.40)
Depreciation expense	(5.1)	(3.1)	(0.08)
Property and other taxes	(8.6)	(5.3)	(0.14)
Interest expense	1.8	1.1	0.03
Other income	0.5	0.3	0.01
Items related to income tax and other items
Prior year permanent return to accrual adjustments		(2.0)	(0.05)
Flow-through repairs deductions		3.0	0.08
Flow-through of state bonus depreciation deduction		(4.8)	(0.13)
State income tax and other, net		0.7	0.02
Impact of higher share count			(0.04)
All other, net	(0.2)	0.3	—

Total EPS impact of above items			0.13

2012 reported	$116.5	$98.4	$2.66
(1) Income Tax Benefit (Expense) calculation on reconciling items assumes effective tax rate of 38.5%.

NorthWestern Reports 2012 Financial Results
February 14, 2013

For more information see www.northwesternenergy.com/documents/investor/Q412.pdf

Significant Drivers

Gross Margin

Consolidated gross margin for the year ended December 31, 2012 was $674.9 million compared with $622.7 million for the same period of 2011. Consolidated gross margin increased $52.2 million primarily due to:

•	A $47.9 million pre-tax gain associated with a favorable arbitration decision related to a dispute over energy and capacity rates on a QF contract;

•	An increase in demand side management lost revenues recovered through our supply trackers related to efficiency measures implemented by customers;

•	An increase in Montana property taxes included in a tracker as compared to 2011;

•
An increase in gas production margin due to the inclusion of Battle Creek in rates, including approximately $1.1 million that we had deferred in prior periods based on the difference between our cost of service and current natural gas market prices. The acquisition of the Bear Paw Basin assets in the third quarter of 2012 also contributed to the higher gas production margin;

•	An increase in transmission capacity revenues due to higher demand to transmit energy for others across our transmission lines; and

•	An increase in South Dakota natural gas rates implemented in December 2011.

These increases were partly offset by the following:

•	A decrease in natural gas retail volumes, and to a lesser extent electric residential retail volumes, due primarily to warmer winter and spring weather;

•
Lower Dave Gates Generating Station (DGGS) related revenues primarily due to the deferral of an additional $13.7 million of DGGS FERC jurisdictional revenues, offset in part by higher DGGS Montana Public Service Commission (MPSC) jurisdictional revenues of approximately $7.2 million due to the regulatory flow-through treatment of the state bonus depreciation deduction during 2011 and approximately $2.7 million that we had deferred in 2011 pending outcome of allocation uncertainty in Montana; and

•	Lower revenues for operating expenses recovered in trackers, primarily due to lower environmental remediation costs, partly offset by increases in costs for customer efficiency programs.

Operating, General and Administrative Expenses

Consolidated operating, general and administrative expenses were $270.0 million for the year ended December 31, 2012 as compared with $267.2 million during the same period of 2011. The increase in operating, general and administrative expenses of $2.8 million was primarily due to:

•	An increase in legal and professional fees due in part to the DGGS FERC proceeding, the QF arbitration matter and asset acquisitions discussed above; and

•	Higher employee benefits and labor expenses primarily due to increased medical costs in 2012.

These increases were partly offset by the following:

•	Lower plant operator costs at Colstrip Unit 4 and Big Stone offset in part by higher plant operator costs at Coyote due to the timing of scheduled maintenance;

NorthWestern Reports 2012 Financial Results
February 14, 2013

•
Non-employee directors deferred compensation decreased as compared to the prior year, primarily due to changes in our stock price. Directors may defer their board fees into deferred shares held in a rabbi trust. If the market value of our stock goes up, deferred compensation expense increases; however, we account for the deferred shares as trading securities and their increase in value is reflected in other income with no impact on net income; and

•
Lower operating expenses recovered from customers primarily due to lower environmental remediation costs, partly offset by increases in costs for customer efficiency programs. These costs are included in our supply trackers and have no impact on operating income.

MSTI

We recorded a pre-tax charge of approximately $24.0 million in the third quarter of 2012 for the impairment of substantially all of the capitalized preliminary survey and investigative costs associated with MSTI.

Property and Other Taxes

Consolidated property and other taxes were $97.7 million for the year ended December 31, 2012 as compared with $89.1 million during the same period of 2011. This increase was due primarily to higher assessed property valuations in Montana and plant additions.

Depreciation Expense

Consolidated depreciation expense was $106.0 million for the year ended December 31, 2012 as compared with $100.9 million during the same period of 2011. This increase was due primarily to plant additions.

Interest Expense

Consolidated interest expense was $65.1 million for the year ended December 31, 2012 as compared with $66.9 million during the same period of 2011. The decrease was primarily due to lower interest rates on debt outstanding and higher capitalization of AFUDC.

Income Tax Expense

Consolidated income tax expense for the year ended December 31, 2012 was $18.1 million as compared with $10.1 million in same period of 2011. The effective tax rate for the year ended December 31, 2012 was 15.5% as compared with 9.8% for the same period of 2011. The increase in income tax expense for 2012 was primarily due to higher taxable income. The effective tax rate differs from the federal statutory tax rate of 35% primarily due to repairs and state tax bonus depreciation deductions.

NorthWestern Reports 2012 Financial Results
February 14, 2013

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

	Year Ended December 31,
	(in millions)
	2012	2011
Income Before Income Taxes	$116.5	$102.6

Income tax calculated at 35% Federal statutory rate	(40.8)	(35.9)

Permanent or flow through adjustments:
Flow-through repairs deductions	16.4	13.4
Flow-through of state bonus depreciation deduction	2.8	7.6
Recognition of state NOL benefit	2.4	2.4
Prior year permanent return to accrual adjustments	1.9	3.9
State income tax & other, net	(0.8)	(1.5)
	22.7	25.8

Income tax expense	$(18.1)	$(10.1)

Regulated Operations

In the regulated operations for the year ended December 31, 2012, electric gross margin improved by $57.4 million, due primarily to the $47.9 million pre-tax gain related to the favorable arbitration decision related to the QF dispute and an increase in demand side management lost revenues recovered in supply trackers.

Natural gas gross margin declined by $5.1 million, due primarily to reduced retail volumes driven by warmer winter and spring weather.

Fourth Quarter Financial Results

Consolidated net income for the fourth quarter ended December 31, 2012, was $58.7 million, or $1.57/diluted share, compared with $34.1 million, or $.93/diluted share for the fourth quarter in 2011.

The increase was primarily due to an increase in gross margin, driven by the pre-tax gain on the favorable arbitration decision related to the QF dispute, offset by increases in operating expenses and income tax expense, when compared with the prior fourth quarter.

Liquidity and Capital Resources

As of December 31, 2012, cash and cash equivalents were $9.8 million compared with $5.9 million at December 31, 2011. The Company had $173.6 million available from its revolving credit facility at December 31, 2012, compared with $130.1 million at December 31, 2011.

Dividend Increase

NorthWestern's Board of Directors declared a quarterly common stock dividend of $0.38 per share, an increase from $.37 per share, payable March 31, 2013, to common shareholders of record as of March 15, 2013.

NorthWestern Reports 2012 Financial Results
February 14, 2013

Significant Items Not Contemplated in 2012 Guidance

A reconciliation of items not factored into our 2012 earnings guidance of $2.30 to $2.40 per diluted earnings per share is as follows (net of tax). The amount calculated below represents a non-GAAP measure that may provide users of this financial information with additional meaningful information regarding the impact of certain items on the Company's expected earnings. The Company believes the following presentation is more representative of our ongoing earnings than the GAAP EPS, also represented below. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP. In addition, the presentation of these measures may not be comparable to similarly titled measures other companies use.

	Actual	Actual	Actual	Actual
	Q1 2012	Q2 2012	Q3 2012	Q4 2012	2012

Reported Diluted EPS	$0.88	$0.31	$(0.10)	$1.57	$2.66

Non-GAAP Adjustments:

Weather	0.09	0.05	(0.06)	0.06	0.14
Release of DGGS deferral	(0.05)	—	—	—	(0.05)
Lost revenue recovery related to 2010/2011	—	(0.05)	—	—	(0.05)
DGGS - FERC ALJ initial decision related to 2011	—	—	0.12	—	0.12
MSTI impairment	—	—	0.40	—	0.40
QF decision (favorable)				(0.79)	(0.79)
Income tax benefit -MT NOL				(0.06)	(0.06)
Adjusted Diluted EPS	$0.92	$0.31	$0.36	$0.78	$2.37

NorthWestern Reports 2012 Financial Results
February 14, 2013

2013 Earnings Outlook

NorthWestern expects its 2013 earnings to be $2.40 - 2.55 per diluted share.

		Bridge
2012 Reported GAAP (diluted EPS)		$2.66

2012 Non-GAAP adjustments:

Weather		$0.14
Release of MPSC DGGS deferral		$(0.05)
Lost revenue recovery related to 2010/2011		$(0.05)
DGGS - FERC ALJ Decision - portion related to 2011 (unfavorable)		$0.12
MSTI Impairment (unfavorable)		$0.40
QF Decision (favorable)		$(0.79)
Income tax adjustment - benefit from MT NOL		$(0.06)

2012 Non-GAAP Earnings		$2.37

2013 Expectations/Assumptions

Gross Margin increase over 2012	$0.20		$0.25
Spion Kop wind & Bear Paw gas fields addition	$0.10		$0.13
Decrease in pension expense	$0.31		$0.32
Increase in DSIP expenses	$(0.23)		$(0.22)
Scheduled maintenance at jointly owned plants	$(0.08)		$(0.07)
Increased operating expenses	$(0.09)		$(0.08)
Increased property taxes (ex Spion Kop & Bear Paw)	$(0.07)		$(0.06)
Increased depreciation expense	$(0.09)		$(0.09)
Increased AFUDC (debt and equity)	$0.05		$0.05
Dilution estimated on equity issuance	$(0.07)		$(0.05)

2013 Expectations/Assumptions	$0.03		$0.18

2013 diluted EPS Range	$2.40		$2.55

Basic assumptions include the following expectations:

•	A consolidated income tax rate of approximately 12% - 16% of pre-tax income;

•	Colstrip Unit 4, Big Stone, and Coyote generation plants are scheduled for routine maintenance during second quarter of 2013

•	Diluted average shares outstanding of 38.1 million; and

•	Normal weather in the Company's electric and natural gas service territories for 2013.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 4:00 pm Eastern Time to review its financial results for the year ended December 31, 2012.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

NorthWestern Reports 2012 Financial Results
February 14, 2013

A telephonic replay of the call will be available beginning at 6:00 p.m. ET on February 14, 2013 through March 14, 2013, at (888) 203-1112 access code 7514599.

Annual Meeting

The Company's Annual Meeting of Stockholders will be held on Thursday, April 25, 2013, in Huron, South Dakota. The record date for the annual meeting is February 25, 2013. The annual meeting notice, proxy statement, annual report to stockholders and voting instructions will be provided approximately 40 days prior to the meeting date to stockholders as of the record date.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 673,200 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2013 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase cost of sales or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

NorthWestern Reports 2012 Financial Results
February 14, 2013

This press release includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and adjusted EPS, that are considered a “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. The presentation of Gross Margin is intended to supplement investors' understanding of our operating performance. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Our Gross Margin measure may not be comparable to other companies' Gross Margin measure. Furthermore, this measure is not intended to replace operating income as determined in accordance with GAAP as an indicator of operating performance.

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues
Electric	$199,838	$195,538	$805,554	$797,562
Gas	80,582	87,364	263,394	318,335
Other	353	307	1,394	1,419
Total Revenues	280,773	283,209	1,070,342	1,117,316
Operating Expenses
Cost of Sales	67,550	124,036	395,434	494,559
Operating, general and administrative	74,241	63,906	269,966	267,160
Mountain States Transmission Intertie impairment	—	—	24,039	—
Property and other taxes	23,279	20,571	97,674	89,122
Depreciation	26,680	25,364	106,044	100,926
Total Operating Expenses	191,750	233,877	893,157	951,767
Operating Income	89,023	49,332	177,185	165,549
Interest Expense, net	(15,464)	(16,122)	(65,062)	(66,859)
Other Income	1,238	1,674	4,372	3,931
Income Before Income Taxes	74,797	34,884	116,495	102,621
Income Tax Expense	(16,100)	(768)	(18,089)	(10,065)
Net Income	$58,697	$34,116	$98,406	$92,556
Average Common Shares Outstanding	37,218	36,271	36,847	36,258
Basic Earnings per Average Common Share	$1.58	$0.94	$2.67	$2.55
Diluted Earnings per Average Common Share	$1.57	$0.93	$2.66	$2.53
Dividends Declared per Average Common Share	$0.37	$0.36	$1.48	$1.44

NorthWestern Reports 2012 Financial Results
February 14, 2013

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited)
(in thousands)

	December 31, 2012	December 31, 2011

ASSETS
Current Assets	$303,128	$290,199
Property, Plant, and Equipment, Net	2,435,590	2,213,267
Goodwill	355,128	355,128
Regulatory Assets	367,890	308,804
Other Noncurrent Assets	23,797	43,040
Total Assets	$3,485,533	$3,210,438
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Maturities of Long-term Debt and Capital Leases	$1,612	$5,162
Short-term Borrowings	122,934	166,934
Other Current Liabilities	324,719	303,858
Long-term Capital Leases	31,562	32,918
Long-term Debt	1,055,074	905,049
Noncurrent Regulatory Liabilities	276,618	265,987
Deferred Income Taxes	363,928	282,406
Other Noncurrent Liabilities	375,054	389,012
Total Liabilities	2,551,501	2,351,326
Total Shareholders' Equity	934,032	859,112
Total Liabilities and Shareholders' Equity	$3,485,533	$3,210,438

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended December 31,
	2012	2011	2010
Operating Activities
Net income	$98,406	$92,556	$77,376
Non-cash items	132,029	167,090	137,448
Changes in operating assets and liabilities	20,758	(25,889)	4,096
Cash Provided by Operating Activities	251,193	233,757	218,920

Cash Used in Investing Activities	(322,213)	(188,521)	(240,676)

Cash Provided (Used in) Financing Activities	74,914	(45,542)	23,646

Net Increase (Decrease) in Cash and Cash Equivalents	3,894	(306)	1,890
Cash and Cash Equivalents, beginning of period	5,928	6,234	4,344
Cash and Cash Equivalents, end of period	$9,822	$5,928	$6,234

NorthWestern Reports 2012 Financial Results
February 14, 2013

NORTHWESTERN CORPORATION
REGULATED ELECTRIC SEGMENT
Twelve Months Ended December 31,
(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenue	$747.9	$729.7	$18.2	2.5%
Regulatory amortization	10.0	8.6	1.4	16.3%
Total retail revenues	757.9	738.3	19.6	2.7%
Transmission	46.4	44.1	2.3	5.2%
Ancillary Services	(6.1)	7.8	(13.9)	(178.2)%
Wholesale	3.0	1.9	1.1	57.9%
Other	4.4	5.4	(1.0)	(18.5)%
Total Revenues	$805.6	$797.5	$8.1	1.0%
Total Cost of Sales	277.8	327.1	(49.3)	(15.1)%
Gross Margin	$527.8	$470.4	$57.4	12.2%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Electric
Montana	$255,623	$250,988	2,356	2,394	273,984	272,131
South Dakota	47,696	46,869	544	565	48,929	48,685
Residential	303,319	297,857	2,900	2,959	322,913	320,816
Montana	308,077	302,591	3,199	3,197	62,102	61,571
South Dakota	69,639	65,614	938	919	12,113	11,946
Commercial	377,716	368,205	4,137	4,116	74,215	73,517
Industrial	37,835	37,378	2,876	2,833	74	72
Other	29,074	26,298	199	170	5,990	5,875
Total Retail Electric	$747,944	$729,738	10,112	10,078	403,192	400,280
Total Wholesale Electric	$2,959	$1,928	183	106	N/A	N/A

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	7,331	8,094	7,959	9% warmer	8% warmer
South Dakota	6,387	8,074	7,773	21% warmer	18% warmer

NorthWestern Reports 2012 Financial Results
February 14, 2013

NORTHWESTERN CORPORATION
REGULATED NATURAL GAS SEGMENT
Twelve Months Ended December 31,
(Unaudited)

	Results
	2012	2011	Change	% Change
	(dollars in millions)
Retail revenues	$220.8	$274.8	$(54.0)	(19.7)%
Regulatory amortization	7.9	2.5	5.4	216.0
Total retail revenues	228.7	277.3	(48.6)	(17.5)
Wholesale and other	34.7	41.0	(6.3)	(15.4)
Total Revenues	263.4	318.3	(54.9)	(17.2)
Total Cost of Sales	117.6	167.4	(49.8)	(29.7)
Gross Margin	$145.8	$150.9	$(5.1)	(3.4)%

	Revenue		Dekatherms (Dkt)		Avg. Customer Counts
	2012	2011	2012	2011	2012	2011
	(in thousands)
Retail Gas
Montana	$102,884	$124,001	11,826	13,170	159,431	158,514
South Dakota	21,085	25,633	2,351	2,918	37,915	37,515
Nebraska	19,223	23,855	2,129	2,605	36,595	36,586
Residential	143,192	173,489	16,306	18,693	233,941	232,615
Montana	51,978	63,346	6,082	6,787	22,326	22,176
South Dakota	13,446	18,591	2,116	2,665	5,980	5,915
Nebraska	10,250	16,915	1,674	2,668	4,580	4,586
Commercial	75,674	98,852	9,872	12,120	32,886	32,677
Industrial	1,021	1,464	121	162	272	278
Other	905	1,044	118	126	150	147
Total Retail Gas	$220,792	$274,849	26,417	31,101	267,249	265,717

	Degree Days			2012 as compared with:
Heating Degree-Days	2012	2011	Historic Average	2011	Historic Average
Montana	7,331	8,094	7,959	9% warmer	8% warmer
South Dakota	6,387	8,074	7,773	21% warmer	18% warmer
Nebraska	5,175	6,493	6,432	20% warmer	20% warmer

NorthWestern Reports 2012 Financial Results
February 14, 2013

NORTHWESTERN CORPORATION
FOURTH QUARTER SEGMENT RESULTS
(Unaudited)
(in thousands)

Three Months Ended
December 31, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$199,838	$80,582	$353	$—	$280,773
Cost of sales	32,923	34,626	—	—	67,549
Gross margin	166,915	45,956	353	—	213,224
Operating, general and administrative	49,847	20,573	3,821	—	74,241
Property and other taxes	17,129	6,147	3	—	23,279
Depreciation	21,789	4,883	8	—	26,680
Operating income (loss)	78,150	14,353	(3,479)	—	89,024
Interest expense	(12,861)	(2,404)	(199)	—	(15,464)
Other income	812	399	27	—	1,238
Income tax (expense) benefit	(17,368)	(443)	420	—	(17,391)
Net income (loss)	$48,733	$11,905	$(3,231)	$—	$57,407

Three Months Ended
December 31, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$195,538	$87,364	$307	$—	$283,209
Cost of sales	80,534	43,502	—	—	124,036
Gross margin	115,004	43,862	307	—	159,173
Operating, general and administrative	43,235	19,781	890	—	63,906
Property and other taxes	15,488	5,080	3	—	20,571
Depreciation	20,656	4,701	7	—	25,364
Operating income (loss)	35,625	14,300	(593)	—	49,332
Interest expense	(13,518)	(2,327)	(277)	—	(16,122)
Other income	1,140	507	27	—	1,674
Income tax (expense) benefit	5,496	(3,191)	(3,073)	—	(768)
Net income (loss)	$28,743	$9,289	$(3,916)	$—	$34,116

NorthWestern Reports 2012 Financial Results
February 14, 2013

Twelve Months Ended
December 31, 2012	Electric	Gas	Other	Eliminations	Total
Operating revenues	$805,554	$263,394	$1,394	$—	$1,070,342
Cost of sales	277,826	117,608	—	—	395,434
Gross margin	527,728	145,786	1,394	—	674,908
Operating, general and administrative	187,599	75,971	6,396	—	269,966
MSTI impairment	24,039	—	—	—	24,039
Property and other taxes	72,755	24,907	12	—	97,674
Depreciation	86,559	19,452	33	—	106,044
Operating income (loss)	156,776	25,456	(5,047)	—	177,185
Interest expense	(55,118)	(9,063)	(881)	—	(65,062)
Other income	2,630	1,633	109	—	4,372
Income tax (expense) benefit	(22,298)	(692)	4,901	—	(18,089)
Net income (loss)	$81,990	$17,334	$(918)	$—	$98,406

Twelve Months Ended
December 31, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$797,562	$318,335	$1,419	$—	$1,117,316
Cost of sales	327,126	167,433	—	—	494,559
Gross margin	470,436	150,902	1,419	—	622,757
Operating, general and administrative	183,503	80,431	3,226	—	267,160
Property and other taxes	66,425	22,686	11	—	89,122
Depreciation	81,859	19,034	33	—	100,926
Operating income (loss)	138,649	28,751	(1,851)	—	165,549
Interest expense	(54,394)	(10,432)	(2,033)	—	(66,859)
Other income	2,563	1,258	110	—	3,931
Income tax (expense) benefit	(14,049)	(3,472)	7,456	—	(10,065)
Net income (loss)	$72,769	$16,105	$3,682	$—	$92,556